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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement Nos. 33-60203 and 33-60203-01 of Time Warner Inc. and Time Warner Financing Trust on Form S-3 of our report dated March 10, 1995, with respect to the consolidated financial statements of Summit Communications Group, Inc. incorporated by reference in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of such Registration Statement.

                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 4, 1995